FIRST AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of November 14, 2019 and is entered into by and between (a) GENOCEA BIOSCIENCES, INC., a Delaware corporation (“Borrower”), (b) the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as “Lender”) and (c) HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lender (in such capacity, the “Agent”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

RECITALS
A.Borrower, Agent and Lender have entered into that certain Amended and Restated Loan and Security Agreement dated as of April 24, 2018, as amended by that certain Letter Agreement by and between Borrower, Agent and Lender dated as of July 26, 2019 (as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Lender has agreed to extend and make available to Borrower certain advances of money.
B.The parties agree and acknowledge that, as of the First Amendment Closing Date (as defined herein), the current outstanding principal balance of the Term Loan Advance is Twelve Million Nine Hundred Twenty-Two Thousand Four Hundred Sixty-Eight and 87/100 Dollars ($12,922,468.87).
C.In accordance with Section 11.3 of the Loan Agreement, Borrower and Lender have agreed to amend the Loan Agreement upon the terms and conditions more fully set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.AMENDMENTS. Subject to the satisfaction of the conditions set forth in Section 4 of this Amendment, the Loan Agreement is hereby amended as follows:
1.1    The Loan Agreement shall be amended by deleting the following definitions appearing in Section 1.1 thereof (Definitions and Rules of Construction) and inserting in lieu thereof the following:
“    “Amortization Date” means January 1, 2021.”
“    “Term Loan Interest Rate” means for any day, a floating per annum rate equal to the greater of (a) the Prime Rate plus three percent (3.00%), or (b) eight percent (8.00%). The Term Loan Interest Rate will change from time to time on the day the Prime Rate changes.”
1.2    The Loan Agreement shall be amended by inserting the following new definition to appear in proper alphabetical order in Section 1.1 thereof (Definitions and Rules of Construction):

“    “First Amendment Closing Date” means November 14, 2019.”
1.3    The Loan Agreement shall be amended by deleting Section 2.4 thereof (Prepayment) in its entirety and inserting in lieu thereof the following:
“2.4    Prepayment. At its option upon at least seven (7) Business Days prior notice to the Agent, Borrower may at any time prepay all or any portion of the outstanding Advance by paying the entire principal balance (or any portion thereof) with respect to the principal balance being prepaid, all accrued and unpaid interest thereon, together with a prepayment charge equal to the following percentage of the Advance amount being prepaid: if the Advance is prepaid in any of the first twelve (12) months following the Closing Date, three percent (3.0%); on or after the First Amendment Closing Date, but on or prior to November 24, 2020, two percent (2.0%); and thereafter, one percent (1.0%) (each, a “Prepayment Charge”). Borrower agrees that the Prepayment Charge is a reasonable calculation of Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advance. Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and the Prepayment Charge upon the occurrence of a Change in Control. Notwithstanding the foregoing, Agent and Lender agree to waive the Prepayment Charge if Agent and Lender (in its sole and absolute discretion) agree in writing to refinance the Advance prior to the Term Loan Maturity Date. For the avoidance of doubt, Lender and Agent hereby agree that the Term Loan Advance hereunder does not constitute prepayment of the Original Term Loan Advances.”
1.4    The Loan Agreement shall be amended by deleting Section 2.5 thereof (End of Term Charge) in its entirety and inserting in lieu thereof the following:
“2.5    End of Term Charge. On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations, or (iii) the date that the Secured Obligations (other than any inchoate indemnity obligations) become due and payable, Borrower shall pay Lender a charge equal to One Million Thirty-Eight Thousand Dollars ($1,038,000) (the “End of Term Charge”). Notwithstanding the required payment date of such charge, Nine Hundred Thirty-Eight Thousand Dollars ($938,000) shall be deemed earned by Lender as of the Closing Date and One Hundred Thousand Dollars ($100,000) shall be deemed earned by Lender as of the First Amendment Closing Date.”
2.    BORROWER’S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that:
2.1    Immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date, after giving effect in all cases to any standard(s) of materiality contained in the Loan Agreement as to such representations and warranties, (ii) no fact or condition exists that could (or could, with the passage of time, the giving of notice, or both) reasonably be expected to constitute an Event of Default and (iii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred or is continuing.
2.2    Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment.

2.3    The certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Agent and/or Lender on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect.
2.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower.
2.5    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
2.6    As of the date hereof, it has no defenses against the obligations to pay any amounts under the Secured Obligations. Borrower acknowledges that each of Agent and Lender has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.
Borrower understands and acknowledges that each of Agent and Lender is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.
3.    LIMITATION. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Agent and/or Lender may now have or may have in the future under or in connection with the Loan Agreement (as amended hereby) or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.
4.    EFFECTIVENESS. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:
4.1    Amendment. Borrower, Agent and Lender shall have duly executed and delivered this Amendment to Lender and such other documents as Agent may reasonably request.
4.2    Secretary’s Certificate and Borrowing Resolutions. A secretary’s certificate, together with a certified copy of resolutions of certified copy of resolutions of the Board of Directors evidencing approval of this Amendment.
4.3    Certificates of Good Standing. A certificate of good standing for Borrower from its state of incorporation and similar certificates from all other jurisdictions in which Borrower does business and where the failure to be qualified would have a Material Adverse Effect.
4.4    Organizational Documents. Certified copies of the Certificate of Incorporation and the By-Laws, as amended, of Borrower.

4.5    Payment of Lender Expenses. Borrower shall have paid all Lender expenses (including all attorneys' fees and expenses) incurred through the date of this Amendment for the documentation and negotiation of this Amendment.
5.    RELEASE. In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby to the extent possible under applicable law fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lender and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto. Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above. Borrower waives the provisions of California Civil Code section 1542, which states:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

6.    COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment. This Amendment may be executed by facsimile, portable document format (.pdf) or similar technology signature, and such signature shall constitute an original for all purposes.
7.    INCORPORATION BY REFERENCE.  The provisions of Section 11 of the Loan Agreement shall be deemed incorporated herein by reference, mutatis mutandis.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly authorized and caused this Amendment to be executed as of the date first written above.

BORROWER:

GENOCEA BIOSCIENCES, INC.
Signature:    /s/ Diantha Duvall
Print Name:    Diantha Duvall
Title:        Chief Financial Officer

AGENT:
HERCULES CAPITAL, INC.
Signature:    /s/ Jennifer Choe
Print Name:    Jennifer Choe
Title:        Assistant General Counsel

LENDER:
HERCULES CAPITAL FUNDING TRUST 2018-1
Signature:    /s/ Jennifer Choe
Print Name:    Jennifer Choe
Title:        Assistant General Counsel

HERCULES CAPITAL FUNDING TRUST 2019-1
Signature:    /s/ Jennifer Choe
Print Name:    Jennifer Choe
Title:        Assistant General Counsel